Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statements on Form S-8 (Nos. 333-276139 and 333-287374) of Diversified Energy Company of our report dated August 20, 2024 relating to the statement of revenues and direct operating expenses of the natural gas and oil properties of OCM Denali Holdings, LLC, which appears in Diversified Energy Company PLC's Report on Form 6-K dated August 20, 2024.

/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
November 24, 2025